Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Title: Vice President – Treasury & Investor Relations Phone: 479-785-6200	Title: Director External Communications and Public Relations
Email: invrel@arcb.com	Phone: 479-494-8221
Email: amahar@arcb.com

ArcBest Announces Second Quarter 2024 Results

Strong gains in productivity and service metrics

●	Delivered second quarter 2024 net income of $46.9 million, or $1.96 per diluted share, and non-GAAP net income of $47.4 million, or $1.98 per diluted share.
●	Significant efficiency improvements at ABF Freight while delivering the best on-time service in five years.
●	Improved Asset-Based operating income, despite higher labor contract costs and lower revenue.

FORT SMITH, Arkansas, August 2, 2024 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported second quarter 2024 revenue from continuing operations of $1.08 billion, compared to $1.10 billion in the second quarter of 2023. Second quarter 2024 operating income from continuing operations was $48.8 million, compared to $42.1 million in the prior year period, and net income from continuing operations was $46.9 million, or $1.96 per diluted share, compared to $39.6 million, or $1.60 per diluted share, in 2023.

Excluding certain items in both periods as identified in the attached reconciliation tables, second quarter 2024 non-GAAP operating income from continuing operations was $64.2 million, compared to $50.1 million in the prior year period, an improvement of $14.1 million. On a non-GAAP basis, net income from continuing operations was $47.4 million, or $1.98 per diluted share, compared to $38.0 million, or $1.54 per diluted share, in the second quarter of 2023.

“I am incredibly proud of our employees’ commitment to utilizing our quality process in pursuit of excellence every day. This dedication has led to significant improvements in our operational execution, with ABF Freight achieving its best on-time service performance in recent years,” said Judy R. McReynolds, ArcBest Chairman and CEO. “Furthermore, our substantial year-over-year improvement in operating income is a solid performance, especially considering ongoing macroeconomic headwinds.”

Results of Operations Comparisons

Asset-Based

Second Quarter 2024 Versus Second Quarter 2023

●	Revenue of $712.7 million compared to $722.0 million, a per-day decrease of 2.1 percent.
~~●~~	Total tonnage per day decrease of 20.3 percent.
●	Total shipments per day decrease of 4.8 percent.
●	Total billed revenue per hundredweight increase of 23.0 percent.
●	Core daily shipments increase of 14 percent and tonnage increase of 11 percent.
●	Operating income of $72.8 million and an operating ratio of 89.8 percent, on both a GAAP and non-GAAP basis, compared to prior-year GAAP operating income of $43.3 million and an operating ratio of 94.0 percent and prior-year non-GAAP operating income of $51.7 million and an operating ratio of 92.8 percent.

On a non-GAAP basis, the Asset-Based segment generated $21.1 million more operating income than second quarter 2023 despite lower revenue levels and higher labor costs, which highlights the continued focus on serving core customers well and improving operational efficiencies. Total second quarter daily shipment and tonnage levels were below the prior year, due primarily to fewer transactional shipments offset by increased core shipments, which positively impacted productivity and contributed to an improved operating ratio. On a non-GAAP basis, the Asset-Based segment delivered its second-best operating income result for a second quarter in company history.

Pricing momentum continued in the quarter, driven by improved freight mix, higher pricing on transactional shipments and contract renewal increases of 5.1 percent. Overall, LTL industry pricing remains rational.

Compared sequentially to the first quarter of 2024, second quarter 2024 revenue per day was up 5.3 percent, tons per day improved 2.3 percent and shipments per day were better by 1.9 percent. Second quarter billed revenue per hundredweight increased 3.2 percent from first quarter 2024. The operating ratio improved 220 basis points sequentially, which was within the range of sequential quarterly changes seen in recent years.

Asset-Light

Second Quarter 2024 Versus Second Quarter 2023

●	Revenue of $395.8 million compared to $409.8 million, a per-day decrease of 4.2 percent.
●	Operating loss of $9.5 million compared to operating income of $13.2 million. On a non-GAAP basis, operating loss of $2.5 million compared to operating income of $6.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of negative $0.6 million compared to $8.3 million, as detailed in the attached non-GAAP reconciliation tables.

Compared to the second quarter of 2023, Asset-Light revenues were impacted by lower revenue per shipment and reduced margins associated with the soft rate environment and a higher mix of managed transportation business, which has lower revenue per shipment and margins. Shipments per day grew 12.6 percent, driven in part by customers turning to ArcBest’s managed solution to optimize their logistics spend. The decline in financial results on a year-over-year basis was primarily due to lower rates and margins for truckload solutions, reflecting the soft freight environment and excess full truckload capacity. The segment continues to benefit from productivity initiatives, as shipments per employee per day and SG&A cost per shipment both significantly improved on a year-over-year basis.

Compared sequentially to first quarter 2024, second quarter 2024 revenue per day was down one percent. Purchased transportation costs decreased sequentially as carrier rates dipped following the first quarter spike related to winter weather. The reduced purchased transportation costs were the biggest contributor to the lower non-GAAP operating loss in second quarter 2024, versus first quarter. Total shipments per day decreased 1.4 percent compared to first quarter 2024 and revenue per shipment was flat.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Friday, August 2, 2024 at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on August 2, 2024, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on August 15, 2024. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 4743250. The conference call and playback can also be accessed through August 15, 2024 on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 15,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,077,831	$1,103,464	$2,114,250	$2,209,558

OPERATING EXPENSES	1,028,986	1,061,348	2,042,970	2,146,283

OPERATING INCOME	48,845	42,116	71,280	63,275

OTHER INCOME (COSTS)
Interest and dividend income	3,241	3,725	6,556	6,658
Interest and other related financing costs	(2,078)	(2,205)	(4,306)	(4,532)
Other, net	(781)	5,038	(28,980)	6,818
	382	6,558	(26,730)	8,944

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	49,227	48,674	44,550	72,219

INCOME TAX PROVISION	2,303	9,074	538	13,772

NET INCOME FROM CONTINUING OPERATIONS	46,924	39,600	44,012	58,447

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX(1)	—	843	600	53,279

NET INCOME	$46,924	$40,443	$44,612	$111,726

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.99	$1.65	$1.87	$2.42
Discontinued operations(1)	—	0.04	0.03	2.20
	$1.99	$1.68	$1.89	$4.62

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.96	$1.60	$1.83	$2.35
Discontinued operations(1)	—	0.03	0.02	2.14
	$1.96	$1.64	$1.86	$4.49

AVERAGE COMMON SHARES OUTSTANDING
Basic	23,618,318	24,064,882	23,589,814	24,175,893
Diluted	23,919,613	24,672,948	24,025,499	24,864,691

1)	Represents the discontinued operations of FleetNet America® (“FleetNet”), which sold on February 28, 2023. The six months ended June 30, 2024 represents adjustments related to the prior year gain on sale of FleetNet. The six months ended June 30, 2023 includes the net gain on sale of FleetNet of $52.3 million after-tax, or $2.16 basic earnings per share and $2.10 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2024	2023
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$215,590	$262,226
Short-term investments	44,865	67,842
Accounts receivable, less allowances (2024 - $8,788; 2023 - $10,346)	429,511	430,122
Other accounts receivable, less allowances (2024 - $654; 2023 - $731)	11,846	52,124
Prepaid expenses	31,835	37,034
Prepaid and refundable income taxes	22,555	24,319
Other	11,011	11,116
TOTAL CURRENT ASSETS	767,213	884,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	507,194	460,068
Revenue equipment	1,143,985	1,126,055
Service, office, and other equipment	326,633	319,466
Software	177,933	173,354
Leasehold improvements	27,675	24,429
	2,183,420	2,103,372
Less allowances for depreciation and amortization	1,212,381	1,188,548
PROPERTY, PLANT AND EQUIPMENT, NET	971,039	914,824

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, NET	94,740	101,150
OPERATING RIGHT-OF-USE ASSETS	186,779	169,999
DEFERRED INCOME TAXES	9,974	8,140
OTHER LONG-TERM ASSETS	74,031	101,445
TOTAL ASSETS	$2,408,529	$2,485,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$222,303	$214,004
Income taxes payable	—	10,410
Accrued expenses	332,258	378,029
Current portion of long-term debt	58,615	66,948
Current portion of operating lease liabilities	32,674	32,172
TOTAL CURRENT LIABILITIES	645,850	701,563

LONG-TERM DEBT, less current portion	144,972	161,990
OPERATING LEASE LIABILITIES, less current portion	185,637	176,621
POSTRETIREMENT LIABILITIES, less current portion	13,264	13,319
CONTINGENT CONSIDERATION	104,070	92,900
OTHER LONG-TERM LIABILITIES	37,606	40,553
DEFERRED INCOME TAXES	45,592	55,785

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2024: 30,399,853 shares; 2023: 30,024,125 shares	304	300
Additional paid-in capital	324,645	340,961
Retained earnings	1,311,549	1,272,584
Treasury stock, at cost, 2024: 6,711,805 shares; 2023: 6,460,137 shares	(407,433)	(375,806)
Accumulated other comprehensive income	2,473	4,324
TOTAL STOCKHOLDERS’ EQUITY	1,231,538	1,242,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,408,529	$2,485,094

Note: The balance sheet at December 31, 2023 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2024	2023

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$44,612	$111,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,693	64,804
Amortization of intangibles	6,416	6,398
Share-based compensation expense	6,322	5,585
Provision for losses on accounts receivable	1,248	2,257
Change in deferred income taxes	(11,457)	(8,228)
Loss on sale of property and equipment	565	1,188
Pre-tax gain on sale of discontinued operations	(806)	(70,215)
Change in fair value of contingent consideration	11,170	5,040
Change in fair value of equity investment	28,739	(3,739)
Changes in operating assets and liabilities:
Receivables	38,702	83,542
Prepaid expenses	5,199	6,353
Other assets	(2,789)	759
Income taxes	(8,806)	(35,968)
Operating right-of-use assets and lease liabilities, net	(7,262)	3,059
Accounts payable, accrued expenses, and other liabilities	(38,344)	(68,804)
NET CASH PROVIDED BY OPERATING ACTIVITIES	140,202	103,757

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(104,909)	(83,171)
Proceeds from sale of property and equipment	2,341	2,853
Proceeds from sale of discontinued operations	—	100,949
Purchases of short-term investments	(5,236)	(46,858)
Proceeds from sale of short-term investments	28,504	63,693
Capitalization of internally developed software	(7,779)	(7,010)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(87,079)	30,456

FINANCING ACTIVITIES
Payments on long-term debt	(35,705)	(35,114)
Net change in book overdrafts	(4,146)	(13,171)
Deferred financing costs	—	57
Payment of common stock dividends	(5,647)	(5,809)
Purchases of treasury stock	(31,627)	(41,240)
Payments for tax withheld on share-based compensation	(22,634)	(10,022)
NET CASH USED IN FINANCING ACTIVITIES	(99,759)	(105,299)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(46,636)	28,914
Cash and cash equivalents of continuing operations at beginning of period	262,226	158,264
Cash and cash equivalents of discontinued operations at beginning of period	—	108
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$215,590	$187,286

NONCASH INVESTING ACTIVITIES
Equipment financed	$10,354	$3,478
Accruals for equipment received	$3,904	$10,106
Lease liabilities arising from obtaining right-of-use assets	$26,001	$43,366

Note: The statements of cash flows for the six months ended June 30, 2024 and 2023 include cash flows from continuing operations and cash flows from discontinued operations of FleetNet, which sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2024		2023		2024		2023

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$712,725		$722,015		$1,384,192		$1,419,832
Asset-Light	395,817		409,816		792,180		847,908
Other and eliminations	(30,711)		(28,367)		(62,122)		(58,182)
Total consolidated revenues from continuing operations	$1,077,831		$1,103,464		$2,114,250		$2,209,558

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$352,678	49.5%	$344,538	47.7%	$697,677	50.4%	$680,143	47.9%
Fuel, supplies, and expenses	82,938	11.6	90,897	12.6	163,982	11.8	185,185	13.1
Operating taxes and licenses	13,557	1.9	14,094	2.0	27,086	2.0	28,073	2.0
Insurance	16,964	2.4	12,889	1.8	31,446	2.3	26,162	1.8
Communications and utilities	4,412	0.6	4,553	0.6	9,211	0.7	9,857	0.7
Depreciation and amortization	26,646	3.8	25,273	3.5	53,653	3.9	50,184	3.5
Rents and purchased transportation	70,315	9.9	101,922	14.1	135,986	9.8	192,666	13.6
Shared services	72,245	10.1	74,468	10.3	137,159	9.9	139,081	9.8
(Gain) loss on sale of property and equipment	(91)	—	416	0.1	58	—	365	—
Innovative technology costs(1)	—	—	8,343	1.1	—	—	14,411	1.0
Other	269	—	1,297	0.2	1,686	0.1	2,909	0.2
Total Asset-Based	639,933	89.8%	678,690	94.0%	1,257,944	90.9%	1,329,036	93.6%

Asset-Light
Purchased transportation	$339,247	85.7%	$343,102	83.7%	$683,369	86.3%	$713,265	84.1%
Salaries, wages, and benefits(2)	31,036	7.8	32,485	7.9	61,340	7.7	67,495	8.0
Supplies and expenses(2)	2,768	0.7	2,905	0.7	5,577	0.7	6,534	0.8
Depreciation and amortization(3)	5,039	1.3	5,085	1.2	10,117	1.3	10,153	1.2
Shared services(2)	17,297	4.4	16,500	4.1	33,571	4.2	33,014	3.9
Contingent consideration(4)	3,850	1.0	(10,000)	(2.4)	11,170	1.4	5,040	0.6
Other(2)	6,078	1.5	6,559	1.6	11,792	1.5	13,318	1.5
Total Asset-Light	405,315	102.4%	396,636	96.8%	816,936	103.1%	848,819	100.1%

Other and eliminations(5)	(16,262)		(13,978)		(31,910)		(31,572)
Total consolidated operating expenses from continuing operations	$1,028,986	95.5%	$1,061,348	96.2%	$2,042,970	96.6%	$2,146,283	97.1%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$72,792		$43,325		$126,248		$90,796
Asset-Light	(9,498)		13,180		(24,756)		(911)
Other and eliminations(5)	(14,449)		(14,389)		(30,212)		(26,610)
Total consolidated operating income from continuing operations	$48,845		$42,116		$71,280		$63,275

1)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2)	For the 2023 period, certain expenses have been reclassed to conform to the current year presentation, including amounts previously reported in “Shared services” that were reclassed to present “Salaries, wages, and benefits” expenses in a separate line item.
3)	Includes amortization of intangibles associated with acquired businesses.
4)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025, including catch-up provisions.
5)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$48,845	$42,116	$71,280	$63,275
Innovative technology costs, pre-tax(1)	8,311	14,821	18,009	27,299
Purchase accounting amortization, pre-tax(2)	3,192	3,192	6,384	6,384
Change in fair value of contingent consideration, pre-tax(3)	3,850	(10,000)	11,170	5,040
Non-GAAP amounts	$64,198	$50,129	$106,843	$101,998

Net Income from Continuing Operations
Amounts on GAAP basis	$46,924	$39,600	$44,012	$58,447
Innovative technology costs, after-tax (includes related financing costs)(1)	6,380	11,206	13,820	20,686
Purchase accounting amortization, after-tax(2)	2,400	2,398	4,801	4,796
Change in fair value of contingent consideration, after-tax(3)	2,896	(7,512)	8,401	3,787
Change in fair value of equity investment, after-tax(4)	—	(2,786)	21,603	(2,786)
Life insurance proceeds and changes in cash surrender value	(440)	(1,086)	(1,673)	(2,582)
Tax benefit from vested RSUs(5)	(10,777)	(3,864)	(11,264)	(4,915)
Non-GAAP amounts	$47,383	$37,956	$79,700	$77,433

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.96	$1.60	$1.83	$2.35
Innovative technology costs, after-tax (includes related financing costs)(1)	0.27	0.45	0.58	0.83
Purchase accounting amortization, after-tax(2)	0.10	0.10	0.20	0.19
Change in fair value of contingent consideration, after-tax(3)	0.12	(0.30)	0.35	0.15
Change in fair value of equity investment, after-tax(4)	—	(0.11)	0.90	(0.11)
Life insurance proceeds and changes in cash surrender value	(0.02)	(0.04)	(0.07)	(0.10)
Tax benefit from vested RSUs(5)	(0.45)	(0.16)	(0.47)	(0.20)
Non-GAAP amounts(6)	$1.98	$1.54	$3.32	$3.11

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2024		2023		2024		2023

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$72,792	89.8%	$43,325	94.0%	$126,248	90.9%	$90,796	93.6%
Innovative technology costs, pre-tax(7)	—	—	8,343	(1.1)	—	—	14,411	(1.0)
Non-GAAP amounts(6)	$72,792	89.8%	$51,668	92.8%	$126,248	90.9%	$105,207	92.6%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(9,498)	102.4%	$13,180	96.8%	$(24,756)	103.1%	$(911)	100.1%
Purchase accounting amortization, pre-tax(2)	3,192	(0.8)	3,192	(0.8)	6,384	(0.8)	6,384	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	3,850	(1.0)	(10,000)	2.4	11,170	(1.4)	5,040	(0.6)
Non-GAAP amounts(6)	$(2,456)	100.6%	$6,372	98.4%	$(7,202)	100.9%	$10,513	98.8%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(14,449)		$(14,389)		$(30,212)		$(26,610)
Innovative technology costs, pre-tax(1)	8,311		6,478		18,009		12,888
Non-GAAP amounts(6)	$(6,138)		$(7,911)		$(12,203)		$(13,722)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$48,845	$382	$49,227	$2,303	$46,924	4.7%
Innovative technology costs(1)	8,311	172	8,483	2,103	6,380	24.8
Purchase accounting amortization(2)	3,192	—	3,192	792	2,400	24.8
Change in fair value of contingent consideration(3)	3,850	—	3,850	954	2,896	24.8
Life insurance proceeds and changes in cash surrender value	—	(440)	(440)	—	(440)	—
Tax benefit from vested RSUs(5)	—	—	—	10,777	(10,777)	—
Non-GAAP amounts	$64,198	$114	$64,312	$16,929	$47,383	26.3%

	Six Months Ended June 30, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$71,280	$(26,730)	$44,550	$538	$44,012	1.2%
Innovative technology costs(1)	18,009	367	18,376	4,556	13,820	24.8
Purchase accounting amortization(2)	6,384	—	6,384	1,583	4,801	24.8
Change in fair value of contingent consideration(3)	11,170	—	11,170	2,769	8,401	24.8
Change in fair value of equity investment(4)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(1,673)	(1,673)	—	(1,673)	—
Tax benefit from vested RSUs(5)	—	—	—	11,264	(11,264)	—
Non-GAAP amounts	$106,843	$703	$107,546	$27,846	$79,700	25.9%

	Three Months Ended June 30, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$42,116	$6,558	$48,674	$9,074	$39,600	18.6%
Innovative technology costs(1)	14,821	241	15,062	3,856	11,206	25.6
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(3)	(10,000)	—	(10,000)	(2,488)	(7,512)	(24.9)
Change in fair value of equity investment(4)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(1,086)	(1,086)	—	(1,086)	—
Tax benefit from vested RSUs(5)	—	—	—	3,864	(3,864)	—
Non-GAAP amounts	$50,129	$1,974	$52,103	$14,147	$37,956	27.2%

	Six Months Ended June 30, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$63,275	$8,944	$72,219	$13,772	$58,447	19.1%
Innovative technology costs(1)	27,299	500	27,799	7,113	20,686	25.6
Purchase accounting amortization(2)	6,384	—	6,384	1,588	4,796	24.9
Change in fair value of contingent consideration(3)	5,040	—	5,040	1,253	3,787	24.9
Change in fair value of equity investment(4)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(2,582)	(2,582)	—	(2,582)	—
Tax benefit from vested RSUs(5)	—	—	—	4,915	(4,915)	—
Non-GAAP amounts	$101,998	$3,123	$105,121	$27,688	$77,433	26.3%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment and changes in the fair values of contingent consideration and our equity investment, which are significant expenses resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$46,924	$39,600	$44,012	$58,447
Interest and other related financing costs	2,078	2,205	4,306	4,532
Income tax provision	2,303	9,074	538	13,772
Depreciation and amortization(9)	36,276	35,811	73,109	70,821
Amortization of share-based compensation	3,433	3,350	6,322	5,532
Change in fair value of contingent consideration(3)	3,850	(10,000)	11,170	5,040
Change in fair value of equity investment(4)	—	(3,739)	28,739	(3,739)
Consolidated Adjusted EBITDA from Continuing Operations	$94,864	$76,301	$168,196	$154,405

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$(9,498)	$13,180	$(24,756)	$(911)
Depreciation and amortization(9)	5,039	5,085	10,117	10,153
Change in fair value of contingent consideration(3)	3,850	(10,000)	11,170	5,040
Asset-Light Adjusted EBITDA	$(609)	$8,265	$(3,469)	$14,282

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation. The 2023 period also includes costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	For the six months ended June 30, 2024, represents a noncash impairment charge to write off our equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024. For the three and six months ended June 30, 2023, represents the increase in fair value of our investment in Phantom Auto based on observable price changes during second quarter 2023.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
7)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
8)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
9)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2024	2023	% Change	2024	2023	% Change

	(Unaudited)
Asset-Based

Workdays	64.0	63.5		127.5	127.5

Billed Revenue(1) / CWT	$50.09	$40.72	23.0%	$49.34	$41.33	19.4%

Billed Revenue(1) / Shipment	$562.17	$545.35	3.1%	$552.64	$537.38	2.8%

Tonnage / Day	11,186	14,027	(20.3%)	11,062	13,586	(18.6%)

Shipments / Day	19,934	20,946	(4.8%)	19,751	20,901	(5.5%)

Shipments / DSY hour	0.448	0.417	7.4%	0.445	0.424	5.0%

Weight / Shipment	1,122	1,339	(16.2%)	1,120	1,300	(13.8%)

Average Length of Haul (Miles)	1,135	1,122	1.2%	1,123	1,109	1.3%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024
	(Unaudited)
Asset-Light(2)

Revenue / Shipment	(14.9%)	(17.4%)

Shipments / Day	12.6%	13.1%

2)	Statistical data for the periods presented include transactions related to managed transportation solutions which were previously excluded from the presentation of operating statistics for the Asset-Light segment for the three and six months ended June 30, 2023.

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